Exhibit 10.1

Sensus Management Incentive Plan

Fiscal Year 2010

Plan Framework & Guidelines

July 2009

PART I – PLAN FRAMEWORK

1.	Plan Name

The Sensus Management Incentive Plan (“The Plan”).

2.	Plan Objectives

•	Provide an incentive system that encourages participants to achieve Sensus and the Business Unit, Region and Sub-Region financially defined objectives.

•	Provide participants with an opportunity to earn incentive compensation based upon performance of Sensus in total or the Business Unit, Region and Sub-Region.

•	Provide focused attention on the most important measures of business success.

•	Provide competitive compensation to attract and retain key employees.

3.	Plan Term

The Plan will commence on the first day of the 2010 fiscal year (April 1, 2009) and end on the last day of the fiscal year (March 31, 2010).

4.	Plan Eligibility

It is intended that those who participate are management employees whose decisions and performance impact Sensus results. Participation in this program is at the discretion of the Compensation Committee of Sensus.

5.	Target Incentive Levels

A. Business Objectives

Target incentive levels are determined on an individual basis and communicated to participants early in the plan year.

Minimum award is at 90% of the target incentive level for the business objectives with the threshold payment award at 10%. Maximum award, above 100%, is uncapped for the target incentive level for business objectives.

Payments for performance between threshold and target are pro-rated on a straight-line basis at a rate of 10% (results at 90% of target) to 100% (results at 100% of target). Payments above target are pro rated on a less steep straight-line basis at a rate equivalent to 150% (results at 110% of target), 200% (results at 120% of target) and so on.

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B. Quarterly Earned Incentive

The annual incentive is based on a quarterly earned mechanism which allows for a maximum earned quarterly amount of 100% for reaching or exceeding each quarter’s targets. A participant will not earn a quarterly amount for a target if performance is less than 90% of that quarter’s target. Each quarterly incentive earned will be banked until the end of the fiscal year.

•	Headquarter Qualifier

At the end of the fiscal year if the full year EBITDA actual is less than 90% of the full year target then the banked quarterly incentive payment for both EBITDA and Cash Flow will be eliminated.

•	Business Unit/Region/Sub-Region Qualifier

At the end of the fiscal year if the full year EBITDA actual is not the greater of prior year’s actual EBITDA* or 85% of this year’s full year target EBITDA for an individual Business Unit, Region or Sub-Region then the banked quarterly incentive payment for both EBITDA and Cash Flow for the individual Business Unit, Region or Sub-Region will be eliminated. Depending on performance it is possible for a Business Unit to qualify for a payment and individual Regions and Sub-Regions within the Business Unit to fail to qualify. It is also possible that a Business Unit fails to qualify for a payment but individual Regions and Sub-Regions could still qualify.

a. Minimum Payout

The minimum year end payout will be based on the banked incentive earned by adding the four quarters together. If the total fiscal year end results would result in an annual incentive payment that is less than the total of the four quarters incentive earned then the participant will receive the total of the four quarters incentive earned as their annual incentive payout. This assumes the full year EBITDA actual is at or above the qualifying threshold level (90% of this year’s EBITDA target for Headquarters and the greater of prior year’s EBITDA* or 85% of this year’s EBITDA target for an individual Business Unit, Region or Sub-Region).

b. Maximum Payout

The maximum year end payout will be based on total fiscal year end results which exceed the Target level of 100% and are uncapped, provided the fiscal year end payout is higher than the total of the four quarters incentive earned.

*	In cases where this year’s target EBITDA is less than prior year’s actual EBITDA the threshold for qualifying will be 90% of this year’s full year target.

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6.	Performance Measures, Weightings (Scorecard), & Definitions

A. Performance Measures and Weightings (Scorecards).

The performance measures and weightings are outlined in the Scorecards below for Sensus Headquarters participants and Business Unit, Region, or Sub-Region participants.

a. i. Headquarters Scorecard

Headquarters Level participants are those not tied to any one specific Business Unit, Region or Sub-Region within Sensus.

Headquarters Scorecard

($000’s)		Quarterly Incentive						Full Year Incentive
Measurement	Weighting	Quarterly Percent of Target Achieved	Target Quarterly Earned Payment	FY Q1 Target	FY Q2 Target	FY Q3 Target	FY Q4 Target	Full Year Percent of Target Achieved	Full Year Target Payment	Full Year Target
								120%+	200%+
Sensus								110%	150%
EBITDA	70%	>100%	100%	$28,071	$27,938	$26,745	$45,369	100%	100%	$128,123
FY $128,123		90%	10%					90%	10%
Sensus								120%+	200%+
Operating								110%	150%
Cash Flow	30%	>100%	100%	$21,269	$21,968	$4,387	$38,561	100%	100%	$86,185
FY $86,185		90%	10%					90%	10%

•	Incentive payments for Headquarters level participants are based strictly on the performance of Sensus as shown above.

•	At the end of the fiscal year if the full year EBITDA actual is less than 90% of the full year target then the banked quarterly incentive payment for both EBITDA and Cash Flow will be eliminated.

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a. ii. Business Unit Only Scorecard

Business Unit only level participants are those with specific responsibilities within a Business Unit within Sensus for which business objectives performance can be specifically measured.

EBITDA and Operating Cash Flow will be based on performance at the Business Unit, level for those not measured on the Headquarters plan.

Business Units: Business Units for incentive purposes are defined as:

•	Conservation Solutions

•	Global Gas

•	Global Water & Heat

•	Sensus Precision Die Casting

•	Smith-Blair Inc.

Business Unit Only Scorecard

($000’s)		Quarterly Incentive						Full Year Incentive
Measurement	Weighting	Quarterly Percent of Target Achieved	Target Quarterly Earned Payment	FY Q1 Target	FY Q2 Target	FY Q3 Target	FY Q4 Target	Full Year Percent of Target Achieved	Full Year Target Payment	Full Year Target
								120%+	200%+	120%+
Business Unit								110%	150%	110%
EBITDA	70%	>100%	100%	Attachment 1	Attachment 1	Attachment 1	Attachment 1	100%	100%	Attachment 1
See Attachment 1		90%	10%	90%	90%	90%	90%	90%	10%	90%
								120%+	200%+	120%+
Business Unit								110%	150%	110%
Operating	30%	>100%	100%	Attachment 1	Attachment 1	Attachment 1	Attachment 1	100%	100%	Attachment 1
Cash Flow		90%	10%	90%	90%	90%	90%	90%	10%	90%
See Attachment 1

See “Attachment 1” for individual Business Unit Performance Measurements

•	Incentive payments for Business Unit level participants are based strictly on the performance of the Business Unit as shown above.

•

At the end of the fiscal year if the full year EBITDA actual for a Business Unit is not the greater of prior year’s actual EBITDA* or 85% of this year’s full year target EBITDA then the banked quarterly incentive payment for both EBITDA and Cash Flow for the Business Unit will be eliminated.

*	In cases where this year’s target EBITDA is less than prior year’s actual EBITDA the threshold for qualifying will be 90% of this year’s full year target.

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a. iii. Business Unit Region or Sub-Region Scorecard

Business Unit participants at either a Region or Sub-Region level are those with specific responsibilities within a Business Unit’s Region or Sub-Region for which business objectives performance can be specifically measured.

EBITDA and Operating Cash Flow will be based on performance at a combination of both the Business Unit and either the Region’s or Sub-Region’s levels for those not measured on the Headquarters or Business Unit Only plans.

Regions or Sub-Regions: Region or Sub-Regions within a Business Unit for incentive purposes are defined as:

•	Global Gas Regions

•	Asia-Pacific Region

•	North American Region

•	Global Water & Heat Regions & Sub-Regions

•	North American Region

•	EMEAS (Europe Middle-East Africa & South American) Region

•	EMEAS Sub-Regions:

Chile	Czech Rep.	France	Germany	Hannover
Ludwigshafen	Service	Slovakia	S. Africa	Spain

•	Sensus Precision Die Casting

•	Asia-Pacific Region

•	North American Region

Business Unit & Region or Sub-Region Scorecard

($000’s)		Quarterly Incentive						Full Year Incentive
Measurement	Weighting	Quarterly Percent of Target Achieved	Target Quarterly Earned Payment	FY Q1 Target	FY Q2 Target	FY Q3 Target	FY Q4 Target	Full Year Percent of Target Achieved	Full Year Target Payment	Full Year Target
								120%+	200%+	120%+
Business Unit								110%	150%	110%
EBITDA	35%	>100%	100%	Attachment 1	Attachment 1	Attachment 1	Attachment 1	100%	100%	Attachment 1
		90%	10%	90%	90%	90%	90%	90%	10%	90%
See Attachment 1
								120%+	200%+	120%+
Business Unit								110%	150%	110%
Operating	15%	>100%	100%	Attachment 1	Attachment 1	Attachment 1	Attachment 1	100%	100%	Attachment 1
Cash Flow		90%	10%	90%	90%	90%	90%	90%	10%	90%
See Attachment 1
								120%+	200%+	120%+
Region or Sub-Region								110%	150%	110%
EBITDA	50%	>100%	100%	Attachment 1	Attachment 1	Attachment 1	Attachment 1	100%	100%	Attachment 1
		90%	10%	90%	90%	90%	90%	90%	10%	90%
See Attachment 1

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See “Attachment 1” for individual Business Unit & Region or Sub-Region Performance Measurements

•	Incentive payments for Business Unit Region or Sub-Region level participants are based strictly on the performance of the Business Unit and the Region or Sub-Region as shown above.

•

At the end of the fiscal year if the full year EBITDA actual for a specific Region or Sub-Region is not the greater of prior year’s actual EBITDA* or 85% of this year’s full year target EBITDA then the banked quarterly incentive payment for both EBITDA and Cash Flow for that Region or Sub-Region, including the Business Unit portion, will be eliminated.

•

If a Region or Sub-Region qualifies for a payment but the Business Unit does not qualify then the Region or Sub-Region will receive a payment based solely on its performance according to the scorecard as shown above.

*	In cases where this year’s target EBITDA is less than prior year’s actual EBITDA the threshold for qualifying will be 90% of this year’s full year target.

B. Definitions.

b. i. Adjusted EBITDA

This measure is defined as Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for restructuring expense and management fees.

b. ii. Operating Cash Flow

This measure is defined as the cash flow from Adjusted EBITDA adjusted for restructuring expense, net capital expenditures and movements in trade working capital, other current assets, other Payables and Accruals (including restructuring accruals).

C. Management Incentive Plan Compensation Committee

The Management Incentive Plan Compensation Committee for Sensus consists of the following members:

•	Chief Executive Officer

•	Chief Financial Officer

•	Vice President & General Counsel

•	Executive Vice President, Global Water & Heat

•	Vice President, Human Resources

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Part II – Plan Rules and Administration

1.	Payment Qualifications

Eligibility is defined in Part I, Section 4 of the Incentive Plan. Each Business Unit Head will submit a list of proposed participants through the Vice President, Human Resources for approval by the Compensation Committee of Sensus.

In order to be eligible for any payment due under the Plan, a participant must be employed by the Company on the payment date. Payments will be made no later than July 15, 2010.

A.	Leavers:

If a participant leaves after the year-end but before the payment date as a result of retirement at normal retirement age, early retirement, ill health/disability retirement or redundancy, they will be eligible for any payment under the Plan on the normal payment date.

If a participant leaves for any other reason after the year-end but before the payment date, any payment under the Plan will be at the discretion of the Compensation Committee of Sensus.

Participants who terminate employment during the Plan year will not be eligible for payments unless termination was caused by: death, retirement at normal retirement age, early retirement with company consent; ill health disability retirement; or redundancy. In such cases, pro rata awards will be made based on the number of complete months worked during the Plan year. Any payment due a former employee who has died will be paid to the participant’s personal representative.

B.	Joiners & Transfers:

Existing and new employees that join the Plan after the start of the Financial Year will be eligible for any payment due under the Plan based on a pro rata amount. This will be calculated at a rate of  1/4 or 25% of the Plan payment for each complete calendar quarter from the date of joining the Plan to the Plan year end.

Existing or new employees who join the Plan during the last quarter of the Plan year-end (January 1, 2010 or later) will not participate in the Plan until the following Financial Year.

If an employee transfers from one business unit to another in the middle of a quarter their incentive for that quarter will be based on the business unit for which they worked at the beginning of that quarter.

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2.	Payment Terms and Timing

The incentive will be paid as soon as practical after the fully audited annual results of the Company have been announced, normally no later than July 15, 2010. All payments are subject to the final approval of the Compensation Committee of the Board of Directors for Sensus. Any incentive earned will be paid through the payroll system.

The participant will be liable for any personal tax due or other statutory payments due on any part of the incentive. Incentive payments will be treated for pensionable purposes in line with plan rules.

3.	Plan Framework

•	Participation and target percentage is determined by level of management.

•	The measures, their weighting and performance ranges are set out in Part 1, Sections 6 of the Plan in the relevant incentive scorecards.

•

Any “windfall” impacts, either adverse or positive, will be excluded from the calculations. The decision of the Compensation Committee of the Board of Directors of Sensus as to “windfall” will be final.

•	Any Foreign Exchange (FX) translation or transaction impact, positive or adverse versus budgeted FX rates will be excluded.

•	The calculation of an individual’s actual incentive payment target is based on their salary effective April 1, 2009.

•

Where a promotion occurs during the Plan year and during a quarter the old salary level and incentive target level will not change until the current quarter is completed, unless the promotion is effective the first day of the quarter otherwise, the new salary level and incentive target level will take effect at the beginning of the first full quarter following the promotion. Any alternative basis for calculation must be agreed on appointment, and approved by the Compensation Committee of Sensus depending on reporting level.

•	The business objectives will be adjusted for acquisitions or disposals as approved by the Compensation Committee (unless included in the budget).

4.	Decisions regarding Plan Issues

The Compensation Committee of Sensus is authorized to administer the Plan and to resolve questions, ambiguities or disputes under the Plan. The decision of the Committee on any question concerning this Plan, any payments under it, its interpretation and any individual’s entitlement to a payment under it shall be final.

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Any and all legal disputes arising under, out of, or in relation to this Plan, its implementation or interpretation, or any question as to the eligibility of a person to receive a payment hereunder or the calculation of any payment hereunder shall be determined by final and binding arbitration under the rules of the American Arbitration Association (the “Rules”). Such arbitration shall take place in Raleigh, North Carolina before one arbitrator chosen under the Rules. The costs of the arbitrator shall be shared equally between the parties.

5.	Participation

Participation in this Plan is by invitation from time to time. It is entirely discretionary, and the Management of Sensus may decide:

i.	Whether a particular individual is eligible to participate in the Plan

ii.	The Plan’s design, terms and targets

iii.	The continuation or suspension of the Plan and,

iv.	The amount and timing of any payments from the Plan.

No individual will have any right to receive an incentive payment, and will not acquire such a right by virtue of having received one or more incentive payments during the course of their employment.

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SENSUS Budget FY 2010 vs. Actual FY 2009	Attachment 1

	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter			Full Year
($K) EBITDA	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)
Conservation Solutions	13,264	7,608	74.3%	12,074	10,716	12.7%	17,171	11,795	45.6%	21,181	15,169	39.6%	63,690	45,288	40.6%
Global Water	10,559	14,633	-27.8%	11,533	12,766	-9.7%	6,751	5,151	31.1%	20,541	16,737	22.7%	49,384	49,287	0.2%
No. America Region	5,875	9,065	-35.2%	7,193	7,763	-7.3%	4,780	5,123	-6.7%	8,832	5,784	52.7%	26,680	27,735	-3.8%
EMEAS Region	4,684	5,568	-15.9%	4,340	5,003	-13.3%	1,971	28	6939.3%	11,709	10,953	6.9%	22,704	21,552	5.3%
Chile	214	409	-47.7%	213	290	-26.6%	180	206	-12.6%	232	171	35.7%	839	1,076	-22.0%
Czech Rep.	162	221	-26.7%	164	430	-61.9%	164	217	-24.4%	146	156	-6.4%	636	1,024	-37.9%
France	199	4	4875.0%	98	22	345.5%	(90)	(523)	-82.8%	363	82	342.7%	570	(415)	-237.3%
Germany	1,839	1,722	6.8%	1,539	617	149.4%	(544)	(1,118)	-51.3%	8,748	7,994	9.4%	11,582	9,215	25.7%
Hannover	1,010	1,786	-43.4%	2,371	2,408	-1.5%	1,728	1,788	-3.4%	2,491	3,909	-36.3%	7,600	9,891	-23.2%
Ludwigshafen	829	(64)	-1395.3%	(832)	(1,791)	-53.5%	(2,272)	(2,906)	-21.8%	6,257	4,085	53.2%	3,982	(676)	-689.1%
Service	321	496	-35.3%	202	426	-52.6%	140	409	-65.8%	171	754	-77.3%	834	2,085	-60.0%
Slovakia	455	1,364	-66.6%	322	811	-60.3%	493	547	-9.9%	571	1,061	-46.2%	1,841	3,783	-51.3%
So. Africa	479	616	-22.2%	527	764	-31.0%	433	384	12.8%	442	725	-39.0%	1,881	2,489	-24.4%
Spain	140	110	27.3%	176	116	51.7%	97	(64)	-251.6%	113	149	-24.2%	526	311	69.1%
Global Gas	2,021	2,832	-28.6%	2,243	1,745	28.5%	2,902	1,407	106.3%	3,645	2,027	79.8%	10,811	8,011	35.0%
Asia Pacific Region	221	106	108.5%	253	(678)	-137.3%	242	(140)	-272.9%	284	(139)	-304.3%	1,000	(851)	-217.5%
No. America Region	1,800	2,726	-34.0%	1,990	2,423	-17.9%	2,660	1,547	71.9%	3,361	2,166	55.2%	9,811	8,862	10.7%
Smith Blair	2,759	3,060	-9.8%	3,979	3,518	13.1%	2,686	3,280	-18.1%	3,007	3,828	-21.4%	12,431	13,686	-9.2%
Precision Die Casting	2,628	2,117	24.1%	2,760	1,651	67.2%	2,133	487	338.0%	2,550	1,650	54.5%	10,071	5,905	70.6%
Asia Pacific Region	1,620	1,013	59.9%	1,754	1,302	34.7%	1,197	401	198.5%	852	2,121	-59.8%	5,423	4,837	12.1%
No. America Region	1,008	1,104	-8.7%	1,006	349	188.3%	936	86	988.4%	1,698	(471)	-460.5%	4,648	1,068	335.2%
Headquarters	(3,160)	(2,266)	NCM	(4,651)	(2,785)	NCM	(4,898)	(1,598)	NCM	(5,555)	(3,089)	NCM	(18,264)	(9,738)	NCM
Total SMS	28,071	27,984	0.3%	27,938	27,611	1.2%	26,745	20,522	30.3%	45,369	36,322	24.9%	128,123	112,439	13.9%

	1st Quarter			2nd Quarter			3rd Quarter			4th Quarter			Full Year
($K) Mgmt Cash Flow	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)	FY10	FY09	% inc (dec)
Conservation Solutions	8,164	4,139	97.2%	7,781	8,754	-11.1%	8,949	6,328	41.4%	15,883	10,626	49.5%	40,777	29,847	36.6%
Global Water	8,685	10,486	-17.2%	6,532	1,330	391.1%	(6,991)	655	-1167.3%	24,358	18,640	30.7%	32,584	31,111	4.7%
No. America Region	3,165	7,354	-57.0%	7,905	7,922	-0.2%	4,622	4,987	-7.3%	9,704	6,745	43.9%	25,396	27,008	-6.0%
EMEAS Region	5,520	3,132	76.2%	(1,373)	(6,592)	-79.2%	(11,613)	(4,332)	168.1%	14,654	11,895	23.2%	7,188	4,103	75.2%
Chile	148	651	-77.3%	181	(224)	-180.8%	232	360	-35.6%	181	94	92.6%	742	881	-15.8%
Czech Rep.	391	150	160.7%	197	148	33.1%	166	394	-57.9%	(54)	(105)	-48.6%	700	587	19.3%
France	300	(1,044)	-128.7%	(1,004)	(314)	219.7%	335	(21)	-1695.2%	424	(783)	-154.2%	55	(2,162)	-102.5%
Germany	230	3,434	-93.3%	(2,057)	(7,689)	-73.2%	(11,937)	(3,598)	231.8%	8,533	7,116	19.9%	(5,231)	(737)	609.8%
Hannover	1,510	2,382	-36.6%	1,520	501	203.4%	1,191	1,679	-29.1%	3,089	3,705	-16.6%	7,310	8,267	-11.6%
Ludwigshafen	(1,280)	1,052	-221.7%	(3,577)	(8,190)	-56.3%	(13,128)	(5,277)	148.8%	5,444	3,411	59.6%	(12,541)	(9,004)	39.3%
Service	850	926	-8.2%	88	68	29.4%	(207)	225	-192.0%	81	473	-82.9%	812	1,692	-52.0%
Slovakia	(174)	1,236	-114.1%	(440)	(540)	-18.5%	(727)	(301)	141.5%	2,802	2,881	-2.7%	1,461	3,276	-55.4%
So. Africa	363	65	458.5%	480	807	-40.5%	701	523	34.0%	323	700	-53.9%	1,867	2,095	-10.9%
Spain	388	(410)	-194.6%	170	221	-23.1%	(97)	(164)	-40.9%	251	(111)	-326.1%	712	(464)	-253.4%
Global Gas	4,089	2,124	92.5%	2,334	1,012	130.6%	3,050	2,397	27.2%	3,492	1,261	176.9%	12,965	6,794	90.8%
Asia Pacific Region	(382)	(479)	-20.3%	210	(744)	-128.2%	374	(151)	-347.7%	925	128	622.7%	1,127	(1,246)	-190.4%
No. America Region	4,471	2,603	71.8%	2,124	1,756	21.0%	2,676	2,548	5.0%	2,567	1,133	126.6%	11,838	8,040	47.2%
Smith Blair	733	1,747	-58.0%	3,573	3,422	4.4%	3,788	3,766	0.6%	2,518	3,522	-28.5%	10,612	12,457	-14.8%
Precision Die Casting	2,620	(710)	-469.0%	1,861	(401)	-564.1%	834	(1,090)	176.5%	2,222	1,262	76.1%	7,537	(939)	-902.7%
Asia Pacific Region	2,024	(380)	-632.6%	1,405	41	3326.8%	654	2,276	-71.3%	933	(390)	-339.2%	5,016	1,547	224.2%
No. America Region	596	(330)	-280.6%	456	(442)	-203.2%	180	(3,366)	-105.3%	1,289	1,652	-22.0%	2,521	(2,486)	-201.4%
Headquarters	(3,022)	(3,510)	NCM	(113)	(80)	NCM	(5,243)	(2,509)	NCM	(9,912)	(1,057)	NCM	(18,290)	(7,156)	NCM
Total SMS	21,269	14,276	49.0%	21,968	14,037	56.5%	4,387	9,547	-54.0%	38,561	34,254	12.6%	86,185	72,114	19.5%